As filed with the Securities and Exchange Commission on September 26, 1997
                           Registration No. 333-______


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 --------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                         BioSpecifics Technologies Corp.
               (Exact Name of issuer as specified in its charter)

            Delaware                                          11-3054851
(State or Other Jurisdiction of                            (I.R.S. Employer
 incorporation or organization)                           Identification No.)


                                35 Wilbur Street
                            Lynbrook, New York 11563
                                 (516) 593-7000
                    (Address of principal executive offices)
                                 --------------

                         BIOSPECIFICS TECHNOLOGIES CORP.
                             1997 STOCK OPTION PLAN
                            (Full title of the plan)
                                 --------------

                            ALBERT HORCHER, Secretary
                         BioSpecifics Technologies Corp.
                                35 Wilbur Street
                            Lynbrook, New York 11563
                     (Name and address of agent for service)

   Telephone number, including area code, of agent for service: (516) 593-7000

                         CALCULATION OF REGISTRATION FEE
================================================================================================================================
                                                           Proposed                  Proposed
                                                            Maximum                   Maximum                 Amount of
    Title of Shares            Amount to be             Offering Price               Aggregate               Registration
   to be Registered             Registered               Per Share(1)            Offering Price(1)               Fee
--------------------------------------------------------------------------------------------------------------------------------
Common Stock (par
value $.001 per
share).........................500,000 shares           $4.625                   $2,312,500                 $701
================================================================================================================================

(1)       Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 of the Securities Act of 1933, using the average of the high and low sale prices reported on the National  Association of Securities Dealers Automated  Quotation
System on September 22, 1997.

          There are also registered  hereunder such additional  indeterminate number of shares as may be issued as a result of the antidilution provisions of the BioSpecifics Technologies Corp. 1997 Stock Option Plan.

                                     PART I

Item 1.   PLAN INFORMATION.

          Not included pursuant to Form S-8 instructions.

Item 2.   REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

          Not included pursuant to Form S-8 instructions.

                                     PART II

Item 3.   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

          BioSpecifics Technologies Corp. (the "Company") hereby incorporates herein by reference the following documents:

          (1) The Company's annual report on Form 10-KSB for the year ended January 31, 1997;

          (2) All reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on or after January 31, 1997, including the Company's Form 10-QSB for the period ended July 31, 1997; and

          (3) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed with the Securities and Exchange Commission (the "Commission") on February 21, 1992, including any amendments thereto and any reports filed for the purpose of updating such description (the "Registration Statement").

          In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated herein by reference and to be a part hereof from the respective date of filing of each such document.

Item 4.   DESCRIPTION OF SECURITIES.

          Not applicable.

Item 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Not applicable.

Item 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Section 145 of the Delaware General Corporation Law provides generally that a person sued as a director, officer, employee or agent of a corporation may be indemnified by the corporation in nonderivative suits for expenses (including attorneys' fees), judgments, fines and amounts paid in settlement if such person acted in good faith and in a manner he or she reasonably believed to be in the best interest of the corporation. In the case of criminal actions and proceedings, such person must also have had no reasonable cause to believe his or her conduct was unlawful. Indemnification of expenses is authorized in stockholder derivative suits where such person in good faith and in a manner he or she reasonably believed to be in the best interests of the corporation and so long as he had not been found liable for negligence or misconduct in the performance of his duty to the corporation. Even in this latter instance, the court may determine that in view of all the circumstances such person is entitled to indemnification for such expenses as the court deems proper.

          The  Company's   By-laws  authorize   indemnification   of  directors,
officers, employees and agents on the terms and conditions set forth in Section 145 of the Delaware General Corporation Law.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act"), may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 7.   EXEMPTION FROM REGISTRATION CLAIMED.

          Not applicable.

Item 8.  EXHIBITS.

Exhibit No.                             Exhibit
-----------                             -------

     3.1 Certificate of Amendment of Certificate of Incorporation of the Company (incorporated by reference from the Company's Registration Statement on Form S-18, filed with the Commission on November 14, 1991 (Registration No. 33-40850-NY (the "1991 Registration Statement")).

     3.2 By-Laws of the Company, as amended (incorporated by reference from the 1991 Registration Statement).

     4.1                 BioSpecifics Technologies Corp. 1997 Stock Option Plan.

     23.1                Consent   of  KPMG  Peat   Marwick   LLP,   independent
                         accountants.

     24.1 Power of Attorney (included on signature page of this Form S-8).

Item 9.   UNDERTAKINGS.

          (a)  The undersigned hereby undertakes:

          (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

               (iii)To include  any  material  information  with  respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided,  however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the
--------   -------
information to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or
Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

          (2) that, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Company hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Company's Annual Report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's Annual Report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lynbrook, State of New York on this day of September 26, 1997.

                                        BIOSPECIFICS TECHNOLOGIES CORP.


                                        /S/ EDWIN H. WEGMAN
                                        ---------------------------------------
                                        By: Edwin H. Wegman
                                            Chairman and President



                                POWER OF ATTORNEY

          Each of the undersigned officers and directors of BioSpecifics Technologies Corp. hereby severally constitutes and appoints Albert Horcher and Thomas L. Wegman, and each of them severally, as attorney-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign this Registration Statement and any amendments to this Registration Statement (including post-effective amendments), and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


/S/ EDWIN H. WEGMAN                          Chairman of the Board, President and                      September 26, 1997
-----------------------                      Director (Principal Executive Officer)
  Edwin H. Wegman

/S/ ALBERT HORCHER                           Secretary and Treasurer, Principal                        September 26, 1997
-----------------------                      Financial and Chief Accounting Officer
  Albert Horcher

/S/ THOMAS L. WEGMAN                         Executive Vice President and Director                     September 26, 1997
-----------------------
  Thomas L. Wegman

/S/ PAUL A. GITMAN                           Director                                                  September 26, 1997
-----------------------
  Paul A. Gitman, M.D.

/S/ HENRY MORGAN                             Director                                                  September 26, 1997
-----------------------
  Henry Morgan

                                             Director                                                  September 26, 1997
-----------------------
  Sherman C. Vogel

/S/ RAINER FRIEDEL                           Director                                                  September 26, 1997
-----------------------
  Rainer Friedel


                                INDEX TO EXHIBITS

          The following is a complete list of exhibits filed as part of this registration statement:

Exhibit No.                                       Exhibit
-----------                                       -------

     3.1 Certificate of Amendment of Certificate of Incorporation of the Company (incorporated by reference from the Company's Registration Statement on Form S-18, filed with the Commission on November 14, 1991 (Registration No. 33-40850-NY (the "1991 Registration Statement")).

     3.2 By-Laws of the Company, as amended (incorporated by reference from the 1991 Registration Statement).

     4.1                 BioSpecifics Technologies Corp. 1997 Stock Option Plan.

     23.1                Consent   of  KPMG  Peat   Marwick   LLP,   independent
                         accountants.

     24.1 Power of Attorney (included on signature page of this Form S-8).